UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2017

Ciner Resources LP
(Exact name of registrant as specified in its charter)
Delaware    001-36062    46-2613366

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS. Employer Identification No.)
(Address of principal executive office)	30328 (Zip Code)

(770) 375-2300
Registrant’s telephone number, including area code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2017, Atilla Ciner was appointed as a director of the board of directors (the “Board”) of Ciner Resource Partners LLC (the “General Partner”), the general partner of Ciner Resources LP (the “Partnership”), to serve until the earlier of his removal in accordance with the provisions of the Amended and Restated Limited Liability Company Agreement of the General Partner, as amended (the “GP LLC Agreement”), his death or resignation.

Mr. Ciner has served as a Vice President of the Ciner Group since 2017. Prior to that, he was Vice President at Eti Soda from 2016 to June 2017. Previously, he was Chairman and President of Ciner Yapi Teknik, a construction planning, engineering, and excavation business for the mining industry in Turkey from 2012 through 2016. Mr. Ciner holds a Bachelor’s degree in Journalism from Yeditepe University and is fluent in both the Turkish and English languages.

Mr. Ciner is the son of Turgay Ciner, the Chairman and ultimate beneficial owner of the Ciner Group. Mr. Ciner is not an “independent” director, as independence is defined under the listing standards of the New York Stock Exchange and Section 10A of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. As a result, he will not participate in the General Partner’s compensation program for non-employee directors, described on page 93 of the Partnership’s annual report on Form 10-K for the year ended December 31, 2016, filed on March 7, 2017. Mr. Ciner, however, will be indemnified by the General Partner pursuant to the GP LLC Agreement and by the Partnership pursuant to the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, for actions associated with being a director to the fullest extent permitted under Delaware law.

There are no arrangements or understandings between Mr. Ciner and any other person pursuant to which he was selected to serve as director. The Partnership and the General Partner are not aware of any transactions or existing relationships in which Mr. Ciner has a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K other than as set forth herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2017	CINER RESOURCES LP

	By:	Ciner Resource Partners LLC,
its General Partner

	By:	/s/Nicole C. Daniel
	Name:	Nicole C. Daniel
	Title:	Vice President, General Counsel and Secretary